HAM,
 LANGSTON &
  BREZINA, L.L.P.
Certified Public Accountants
--------------------------------------------------------------------------------


                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and Directors
Petrosearch Energy Corporation


We consent to the inclusion in this registration statement on Form SB-2 of our report, dated March 24, 2005, except as to notes 18 and 19 which are dated August 3, 2005 with respect to our audit of the consolidated balance sheets of Petrosearch Energy Corporation as of December 31, 2004 and 2003, and related consolidated statements of operations and accumulated deficit, changes in shareholders' equity, and cash flows for the years then ended, which report appears in the Prospectus, and is part of the Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.






                                             /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
August 5, 2005